As filed with the Securities and Exchange Commission on September 11, 2009
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hudson Valley Holding Corp. Hudson Valley Capital Trust I (Exact name of each registrant as specified in its charter or certificate of trust)	New York Delaware (State or other jurisdiction of Incorporation or Organization)	13-3148745 Applied For (I.R.S. Employer Identification Number)
21 Scarsdale Road
Yonkers, New York 10707
(914) 961-6100
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

James J. Landy, President and Chief Executive Officer
21 Scarsdale Road
Yonkers, New York 10707
(914) 961-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ronald H. Janis, Esq.
Michael T. Rave, Esq.
Day Pitney LLP
7 Times Square
New York, New York 10036
(212) 297-5800
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration Statement No. 333-161165
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
	Amount to be	Maximum Offering	Aggregate	Amount of
Title of Each Class of Securities	Registered	Price per Security	Offering Price	Registration
to be Registered	(1)(2)	(1)(2)	(1)(2)(3)	Fee (4)
Hudson Valley Holding Corp.:
Common Stock, par value $0.20 per share
Preferred Stock, par value $0.01 per share
Debt Securities
Warrants
Units
Guarantee of Trust Preferred Securities of Hudson Valley Capital Trust I
Hudson Valley Capital Trust I:
Trust Preferred Securities
Total			$20,000,000	$1,116
(1)	Omitted pursuant to General Instruction II.D of Form S-3 and Rule 457(o) promulgated under the Securities Act of 1933, as amended. The proposed amount to be registered, maximum offering price per unit and maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)	This registration statement covers such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of units, and such indeterminate principal amount of debt securities of Hudson Valley Holding Corp., as well as such indeterminate number of shares of trust preferred securities of Hudson Valley Capital Trust I, as having an aggregate initial offering price not to exceed $20,000,000. The securities registered hereunder are to be issued from time to time at prices to be determined. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The $20,000,000 aggregate amount being registered is in addition to the $100,000,000 aggregate amount originally registered, all of which remains available for issuance, under the Registrants’ Registration Statement on Form S-3 (File No. 333-161165) that was declared effective by the Securities and Exchange Commission on August 21, 2009.

(4)	Calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE
     This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A to Form S-3.
     This Registration Statement relates to the shelf registration statement on Form S-3 (File No. 333-161165) filed by the Registrants on August 7, 2009, subsequently amended on August 17, 2009 and August 21, 2009 and declared effective on August 21, 2009 by the Commission (the “Prior Registration Statement”), and is being filed for the purpose of increasing the dollar amount of securities registered under the Prior Registration Statement by $20,000,000. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated herein by reference in their entirety.
     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Yonkers, State of New York, on the 11th day of September, 2009.

HUDSON VALLEY HOLDING CORP.
By:	/s/ Stephen R. Brown
Stephen R. Brown
Senior Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James J. Landy	President, Chief Executive Officer and Director	September 11, 2009
/s/ Stephen R. Brown Stephen R. Brown	Senior Executive Vice President, Chief Financial Officer, Treasurer and Director	September 11, 2009
* William E. Griffin	Chairman of the Board	September 11, 2009
* James M. Coogan	Director	September 11, 2009
* Mary-Jane Foster	Director	September 11, 2009
* Gregory F. Holcombe	Director	September 11, 2009
* Adam W. Ifshin	Director	September 11, 2009
* Michael P. Maloney	Director	September 11, 2009
* Angelo R. Martinelli	Director	September 11, 2009
* William J. Mulrow	Director	September 11, 2009
* John A. Pratt Jr.	Director	September 11, 2009

Signature	Title	Date
* Cecile D. Singer	Director	September 11, 2009
* Craig S. Thompson	Director	September 11, 2009
* /s/ Stephen R. Brown Stephen R. Brown Attorney-in-fact

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, Hudson Valley Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Yonkers, State of New York, on the 11th day of September, 2009.

HUDSON VALLEY CAPITAL TRUST I By: HUDSON VALLEY HOLDING CORP., as Sponsor
By:	/s/ Stephen R. Brown
Stephen R. Brown
Senior Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

5	Opinion of Day Pitney LLP regarding the legality of the securities being registered.
23.1	Consent of Crowe Horwath LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Day Pitney LLP (included as part of Exhibit 5).
24*	Power of Attorney.

*	Previously filed on the signature page to the Registrant’s registration statement on Form S-3 (File No. 333-161165) filed by the Registrant with the Commission on August 7, 2009 and incorporated herein by reference.